Exhibit 99.1
Constant Contact Announces Third Quarter 2008 Financial Results
Company exceeds quarterly revenue guidance; Raises FY 2008 revenue guidance
WALTHAM, MA — November 6, 2008 - Constant Contact®, Inc. (NasdaqGM: CTCT), a leading provider of email marketing and online surveys for small organizations, today announced its financial results for the third quarter ended September 30, 2008.
Constant Contact reported total revenue of $22.9 million for the quarter ended September 30, 2008, an increase of 69 percent compared to revenue of $13.5 million for the comparable period in 2007. Constant Contact ended the third quarter of 2008 with over 228,500 email marketing customers, an increase of 58 percent compared to the end of the third quarter of 2007.
“We are very pleased with the company’s strong financial performance in the third quarter in the face of an increasingly challenging economic environment. Our proven ability to deliver business results for our customers, our affordable price points and our large and growing base of referring customers continue to drive our business momentum,” said Gail Goodman, CEO of Constant Contact. “As a result, we expect to finish 2008 with strong fourth quarter performance in terms of customer additions and revenue growth, and we expect to cross the 250,000 email marketing customer milestone during the fourth quarter.”
Goodman added, “During the quarter, we launched a national radio advertising campaign focused on educating millions of small businesses and organizations about the benefits of email marketing and Constant Contact in particular. We believe that Constant Contact is well positioned to continue delivering strong revenue growth in 2009, aided in part by the increasing contribution of our national radio campaign.”
Constant Contact reported an operating loss of $1.0 million for the quarter ended September 30, 2008 as compared to an operating loss of $781,000 for the comparable period in 2007. Constant Contact reported adjusted EBITDA of $1.4 million in the third quarter of 2008, representing an adjusted EBITDA margin of six percent, an improvement from adjusted EBITDA of $104,000 for the comparable period in 2007. Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding other expense, depreciation and amortization, and stock-based compensation, and then subtracting net interest income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
Constant Contact reported a GAAP net loss of $399,000 for the third quarter of 2008, an improvement compared to a GAAP net loss attributable to common stockholders of $2.0 million for the comparable period in 2007. Third quarter 2008 GAAP net loss per share was $0.01 as compared to a GAAP net loss attributable per common share of $0.51 for the comparable period in 2007. Third quarter 2008 non-GAAP net income per diluted common share was $0.01 as compared to a non-GAAP net loss attributable per common share of $0.46 for the same period in 2007. Non-GAAP net income (loss) per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to net income (loss) and dividing this total by the weighted average shares outstanding. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
“In addition to delivering strong operating results in the third quarter, it is equally important that each of our key customer metrics remained within historical ranges,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “As we exit 2008, we remain focused on continuing to deliver value to our customers in the form of award winning customer service and new and improved product functionality. We also expect to deliver strong revenue growth and expanding adjusted EBITDA margins in 2009.”
Other Business and Operational Highlights
During the third quarter of 2008, Constant Contact:
•	Added over 21,400 net new email marketing customers, bringing its total email marketing customer base to over 228,500.

•	Added John J. Walsh, Jr. as senior vice president of engineering and operations. In this role, Walsh will serve as a member of the executive team and oversee all aspects of the Company’s engineering and software-as-a-service operations activities.

•	Announced that Daniel Richards has assumed the newly-created role of vice president of Constant Contact Labs. The mission of Constant Contact Labs is to identify and prototype new technologies for use in future products.

•	Released new features and functionality for its SpeakUp!TM Email Marketing product with the introduction of an auto responder feature and a desktop widget to assist in updating and maintaining email marketing lists.

•	Announced the official launch of its SBDC Program, which is designed to help Small Business Development Centers (SBDC) drive success through improved communications with their more than 1.2 million small business clients.

•	Expanded its relationship with chambers of commerce by launching the Constant Contact Chamber Program. Chamber organizations that join the program will receive free services to help chambers attract new members and foster greater communication with existing members.
Business Outlook
Based on information available as of November 6, 2008, Constant Contact is issuing guidance for the fourth quarter, full year 2008 and full year 2009 as follows:
Fourth Quarter 2008: The Company expects fourth quarter revenue to be in the range of $24.8 million to $25.0 million, adjusted EBITDA to be in the range of $550,000 to $750,000, GAAP net loss to be in the range of $1.8 million to $2.0 million, and GAAP net loss per share to be in the range of $0.06 to $0.07. The Company expects fourth quarter non-GAAP net loss per share to be in the range of $0.03 to $0.04. GAAP net loss per share and non-GAAP net loss per share are based on weighted average shares outstanding (basic) of 28.1 million shares.

Full Year 2008: The Company expects full year 2008 revenue to be in the range of $86.6 million to $86.8 million, up from previous guidance of $85 to $86 million. The Company expects adjusted EBITDA to be in the range of $3.7 million to $3.9 million, representing an adjusted EBITDA margin of 4.4%, up from previous guidance of $3.3 million to $3.6 million, or an adjusted EBITDA margin of 4.0%. The Company expects GAAP net loss to be in the range of $2.1 million to $2.3 million, and GAAP net loss per share to be in the range of $0.07 to $0.08. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.0 million shares and includes stock-based compensation expense of $2.8 million. The Company expects full year 2008 non-GAAP net income per share to be in the range of $0.01 to $0.02 based on weighted average shares outstanding (diluted) of 29.3 million shares. The difference between the Company’s prior GAAP net loss and GAAP and non-GAAP net income (loss) per share guidance and the guidance provided as of today is due to reduced interest income expectations as a result of lower forecasted yields on the Company’s cash equivalent investments. The Company continues to invest its cash conservatively, with capital preservation being the primary focus.
Full Year 2009: The Company expects its 2009 revenue to be in the range of $125 million to $130 million and its adjusted EBITDA profitability margin to be approximately 8 percent.
Non-GAAP Financial Measures
This press release contains four non-GAAP financial measures: adjusted EBITDA (loss), adjusted EBITDA margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded from these non-GAAP financial measures.
In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.
Conference Call Information

What:	Constant Contact third quarter 2008 financial results conference call
When:	Thursday, November 6, 2008
Time:	5:00 p.m. ET
Live Call:	(888) 461-2031, domestic (719) 457-2711, international
Replay:	(888) 203-1112, passcode 8685134, domestic (719) 457-0820, passcode 8685134, international
Webcast:	http://investor.constantcontact.com/ (live and replay)
About Constant Contact, Inc.
Launched in 1998, Constant Contact is a leading provider of email marketing and online survey solutions for small businesses, nonprofits, and associations. To learn more, please visit www.constantcontact.com or call (781) 472-8100.
Constant Contact and the Constant Contact logo are registered trademarks of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated growth of the Company’s customer base, the value and effectiveness of the company’s products, the Company’s potential expanding leadership position, the company’s ability to grow during periods of economic uncertainty, and the Company’s financial guidance for the fourth quarter, full year 2008 and full year 2009. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, adverse economic conditions and adverse economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent

Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Christopher Nahil
Constant Contact
(781) 472-8134
cnahil@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue	$22,859	$13,517	$61,797	$34,628
Cost of revenue	6,554	3,423	16,986	9,260

Gross profit	16,305	10,094	44,811	25,368

Operating expenses:
Research & development	3,935	2,536	10,965	7,507
Sales & marketing	10,819	6,742	29,707	19,537
General & administrative	2,564	1,597	6,888	3,968

Total operating expenses	17,318	10,875	47,560	31,012

Loss from operations	(1,013)	(781)	(2,749)	(5,644)

Interest income, net	614	61	2,299	268
Other expense	—	(971)	—	(1,809)

Net loss	(399)	(1,691)	(450)	(7,185)

Accretion of redeemable convertible preferred stock	—	(271)	—	(789)

Net loss attributable to common stockholders	$(399)	$(1,962)	$(450)	$(7,974)

Net loss attributable to common stockholders per share: basic and diluted	$(0.01)	$(0.51)	$(0.02)	$(2.10)

Weighted average shares outstanding used in computing per share amounts: basic and diluted	28,036	3,872	27,813	3,804

Constant Contact, Inc.
Calculation of Adjusted EBITDA (Loss) and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net loss	$(399)	$(1,691)	$(450)	$(7,185)

Subtract:
Interest income, net	(614)	(61)	(2,299)	(268)

Add back:
Other expense	—	971	—	1,809

Loss from operations	(1,013)	(781)	(2,749)	(5,644)

Add back:
Depreciation and amortization	1,629	715	3,859	1,856
Stock-based compensation expense	757	170	1,961	373

Adjusted EBITDA (loss)	$1,373	$104	$3,071	$(3,415)

Divide by:
Revenue	$22,859	$13,517	$61,797	$34,628

Adjusted EBITDA margin	6.0%	0.8%	5.0%	-9.9%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Share
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net loss attributable to common shareholders	$(399)	$(1,962)	$(450)	$(7,974)

Add back:
Stock-based compensation expense	757	170	1,961	373

Non-GAAP net income (loss)	$358	$(1,792)	$1,511	$(7,601)

Non-GAAP net income (loss) attributable to common stockholders per share: basic	$0.01	$(0.46)	$0.05	$(2.00)

Non-GAAP net income (loss) attributable to common stockholders per share: diluted	$0.01	$(0.46)	$0.05	$(2.00)

Weighted average shares outstanding used in computing per share amounts: basic	28,036	3,872	27,813	3,804

Weighted average shares outstanding used in computing per share amounts: diluted	29,372	3,872	29,231	3,804

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	September 30,	December 31,
	2008	2007
Assets
Current assets
Cash & cash equivalents	$105,755	$97,051
Short-term marketable securities	—	4,484
Accounts receivable, net	73	62
Prepaid expenses and other current assets	2,901	1,701

Total current assets	108,729	103,298

Property and equipment, net	15,155	7,986
Restricted cash	308	308
Other non-current assets	219	253

Total assets	$124,411	$111,845

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,309	$3,858
Accrued expenses	5,304	2,928
Deferred revenue	14,101	10,354

Total current liabilities	23,714	17,140

Other long-term liabilities	385	351

Total liabilities	24,099	17,491

Stockholders’ equity
Common stock	281	276
Additional paid in capital	143,237	136,832
Accumulated other comprehensive income	—	2
Accumulated deficit	(43,206)	(42,756)

Total stockholders’ equity	100,312	94,354

Total liabilities and stockholders’ equity	$124,411	$111,845

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Nine months ended September 30,
	2008	2007
Cash flows from operating activities
Net loss	$(450)	$(7,185)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,859	1,856
Accretion of discount on investments	(18)	(114)
Stock-based compensation expense	1,961	373
Changes in fair value of redeemable convertible preferred stock warrant	—	1,809
(Recoveries of) provision for bad debts	(1)	17
Change in operating assets & liabilities:
Accounts receivable	(10)	(18)
Prepaid expenses and other current assets	(1,200)	(783)
Other assets	34	—
Accounts payable	451	658
Accrued expenses	2,376	1,167
Deferred revenue	3,747	3,717
Other long-term liabilities	34	243

Net cash provided by operating activities	10,783	1,740

Cash flows from investing activities
Purchases of short-term marketable securities	—	(9,031)
Proceeds from maturities of short-term marketable securities	4,500	7,000
Increase in restricted cash	—	(92)
Acquisition of property and equipment	(11,028)	(2,913)

Net cash used in investing activities	(6,528)	(5,036)

Cash flows from financing activities
Proceeds from notes payable	—	2,788
Proceeds from issuance of common stock pursuant to exercise of stock options and warrants	211	214
Proceeds from issuance of common stock pursuant to employee stock purchase plan	229	—
Proceeds from issuance of common stock in connection with secondary public offering, net of issuance costs	4,009	—
Repayments of notes payable	—	(772)
Payments of issuance costs for initial public offering of common stock	—	(1,329)

Net cash provided by financing activities	4,449	901

Net increase (decrease) in cash and cash equivalents	8,704	(2,395)
Cash and cash equivalents, beginning of period	97,051	8,786

Cash and cash equivalents, end of period	$105,755	$6,391